UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2012

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1675 Broadway, Suite 1950 Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Purchase Agreement

On April 20, 2012, Resolute Energy Corporation (the “Company”) and its subsidiaries (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc., BMO Capital Markets Corp. and Wells Fargo Securities, LLC, as representatives of the purchasers (the “Purchasers”), in which the Company agreed to issue and sell to the Purchasers $250 million aggregate principal amount of the Company’s 8.50% Senior Notes due 2020 (the “Senior Notes”) at a purchase price to the Purchasers of 97.50% of the principal amount of the Senior Notes. The Guarantors agreed to guarantee payment of the Senior Notes.

The offering of the Senior Notes was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The Senior Notes were not registered under the Securities Act or the securities laws of any other jurisdiction.

In the Purchase Agreement, the Company and the Guarantors made customary representations and warranties and agreed to indemnify the Purchasers against various liabilities, including certain liabilities with respect to the Company’s offering memorandum relating to the Senior Notes. The closing of the sale of the Senior Notes occurred on April 25, 2012. A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The description above does not purport to be complete and is qualified in its entirety by the Purchase Agreement which is filed on Exhibit 10.1 to this Current Report on Form 8-K.

Registration Rights Agreement

The Company entered into a Registration Rights Agreement, dated April 25, 2012, among the Company, the Guarantors and the Purchasers (the “Registration Rights Agreement”), which provides the holders of the Senior Notes certain rights relating to the registration of the Notes under the Securities Act. Pursuant to the Registration Rights Agreement, the Company agreed to conduct a registered exchange offer for the Senior Notes and in certain circumstances to file and cause to become effective a shelf registration statement providing for the resale of the Senior Notes. The Company is required to use reasonable best efforts to file an exchange offer registration statement not later than 270 days following April 25, 2012. If the exchange offer is not consummated within 360 days following April 25, 2012, or upon the occurrence of certain other contingencies, the Company will file a shelf registration statement to cover resales of the Senior Notes by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. If the Company fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages in the form of additional cash interest to the holders of the Senior Notes.

The description above does not purport to be complete and is qualified in its entirety by the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Indenture

In addition, the Company entered into the indenture described in Item 2.03 below. The information in Item 2.03 of this report is incorporated herein by reference. The description does not purport to be complete and is qualified in its entirety by the Indenture which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Senior Notes were issued pursuant to an indenture entered into on April 25, 2012 (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Senior Notes are governed by the Indenture, which contains covenants that, among other things, limit the Company’s and the Guarantors’ ability to incur additional debt, pay dividends on or make other distributions on stock, purchase or redeem stock or subordinated indebtedness, make investments, create liens, enter into transactions with affiliates, sell assets and merge with or into other companies or transfer substantially all of their assets. The Indenture also contains customary events of default. Indebtedness under the Senior Notes may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The Company will pay interest on the Senior Notes on May 1 and November 1 of each year, beginning November 1, 2012. The Senior Notes will mature on May 1, 2020.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated April 25, 2012, among Resolute Energy Corporation, the Guarantors, and the Trustee, relating to the 8.50% Senior Notes due 2020.

10.1	Purchase Agreement, dated April 20, 2012, among Resolute Energy Corporation, the Guarantors and the Purchasers.

10.2	Registration Rights Agreement, dated April 25, 2012, among Resolute Energy Corporation, the Guarantors and the Purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2012

RESOLUTE ENERGY CORPORATION

By:	/s/ James M. Piccone
James M. Piccone President

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated April 25, 2012, among Resolute Energy Corporation, the Guarantors, and the Trustee, relating to the 8.50% Senior Notes due 2020.

10.1	Purchase Agreement, dated April 20, 2012, among Resolute Energy Corporation, the Guarantors and the Purchasers.

10.2	Registration Rights Agreement, dated April 25, 2012, among Resolute Energy Corporation, the Guarantors and the Purchasers.